EXHIBIT 10.5

March 27, 1995

BC INTERNATIONAL CORPORATION

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.	Purpose

The purpose of this BC International Corporation Stock Option Plan for Non-Employee Directors (the “Plan”) is to attract and retain the services of certain experienced and knowledgeable independent directors of BC International Corporation (the “Company”) for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to promote the best interests of the Company and its stockholders through continuing ownership of its common stock.

2.	Shares Subject to the Plan.

The total number of shares(““) of the Company’s Common Stock, without par value (“Common Stock”) for which options may be granted under the Plan shall not exceed 40 shares in the aggregate, subject to adjustment in accordance with Section 10 hereof.

3.	Administration of Plan.

The Plan shall be administered by a committee (the “Compensation Committee”) consisting of two or more directors appointed by the Board, all of whom shall be “disinterested persons” (as hereinafter defined). For the purposes of the Plan, a director or member of such committee shall be deemed to be “disinterested” only if such person qualifies as a “disinterested” only within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, as such term is interpreted by the Board in its sole discretion. In the absence of other action by the Board, the Compensation Committee shall consist of all disinterested members, and action may be taken at a Board meeting or otherwise The Board may at any time and from time to time hereafter appoint a member or members of the Compensation Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Compensation Committee however caused. No person shall be appointed to the Compensation Committee who has been within one year of his appointment to the Compensation Committee granted or awarded any equity securities pursuant to any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates, and no person shall be a member of the Compensation Committee who is not a director of the Company.

No member of the Administrator shall act upon any matter exclusively affecting any option granted or to be granted to himself under the Plan. The decision of the Compensation Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Compensation Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration of the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.

4.	Eligibility; Grant of Option.

The Compensation Committee shall grant options to purchase 4 shares under the Plan to each newly elected Outside Director (as defined below) upon his or her election as a Director. Thereafter, the Compensation Committee shall grant options to purchase an additional 4 shares under the Plan to each Outside Director continuing in office upon his or her election as a Director at every third annual meeting thereafter. For the purposes of this Plan, an “Outside Director” shall be a director of the Company who (i) is not an employee of the Company or any subsidiary, (ii) neither has nor has had, nor is affiliated with an entity or person which has or has had, a business relationship (other than as Director) with the Company within the year prior to his or her election, and (iii) has no significant stock ownership in the Company (as determined by the Board). Such options shall be non-qualified options, not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

5.	Option Agreement.

Each option granted under the Plan shall be evidenced by an option agreement (the “Agreement”) duly executed on behalf of the Company and by the director to whom such option is granted, which Agreements may but need not be identical and shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the optionee agrees to continue to serve as a director of the Company during the term for which he or she was elected. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Compensation Committee. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective, until such an Agreement shall have been duly executed on behalf of the Company and the director to whom the option is to be granted.

6.	Option Exercise Price.

Subject to the provision of Section 10 hereof, the option exercise price for an option granted under the Plan shall be the Fair Market Value (as defined below) of shares of Common Stock on the day preceding the date of grant. If the Common Stock is publicly traded, “Fair Market Value” shall mean, as applied to a specific date, the price of the last sale on that date on the principal stock exchange listing the Common Stock, or the average of the closing bid and asked prices of the Company’s Common Stock on such date, if the is no such exchange.

7.	Time and Manner of Exercise of Option.

Options granted under the Plan shall, subject to Section 8(b) and Section 17 hereof, be exercisable in four equal annual installments, commencing one year from the date of grant. To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised in full at one time or in part from time to time, by giving written notice to the Company, signed by the person or persons exercising the option, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part in shares of Common Stock already owned by the person or persons exercising the option, valued at Fair Market Value on the date of exercise. Upon such exercise, delivery of a certificate for paid-up nonassessable Shares shall be made at the principal office of the Company to the person or persons exercising the option, within thirty (30) days from the date of receipt of the notice of exercise by the Company, or at such time and place as may be agreed upon by the Company and the person or persons exercising the option.

8.	Term of Options.

(a) Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided. Options are exercisable during the lifetime of the option holder only while the option holder is serving as a director to the Company or within three months after termination of service as a director. In the event that such termination is due to death or disability, the option is exercisable for a twelve-month period after such termination.

(b) In the event of the death of any optionee, the option granted to such optionee may be exercised by the legal representative of the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance by reason of the death of such optionee, to the extent permitted under the Agreement governing the Option.

(c) An option granted to an optionee who ceases to be a director of the Company shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be a director of the Company.

9.	Options Not Transferable.

The right of any optionee to exercise an option granted under the Plan shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and any such option shall be exercisable during the lifetime of such optionee only by the optionee. Except as otherwise provided in an Agreement pursuant to Section 5 hereof, any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee, or upon any attempted assignment or transfer, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such options.

10.	Recapitalizations, Reorganizations and the Like.

In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which outstanding options, or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be maintained as before the occurrence of such event (which in the case of reorganizations, recapitalization, reclassifications, stock splits, combinations of shares or dividends, shall be the proportionate interest of the optionee); such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company’s assets or stock may, in its or their discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind (provided that the type and proportion of types of consideration shall be the same as is delivered to the shareholders of the company, other than shareholders included within the definition of Regulated Stockholders contained in the Company’s Articles of Organization), which consideration shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised in full, without regard to any vesting limitations thereon, and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Board. The Board shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. A “Change in Control” shall be deemed to have occurred if any person, or any two or more persons acting as group, and all affiliates of such person or persons, who prior to such time owned less than ten percent (10%) of the then outstanding Common Stock, shall acquire such additional shares of Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the common Stock outstanding.

Upon dissolution or liquidation of the company, all options granted under this Plan shall terminate, but each optionee shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the board shall authorize the issuance or assumption of a stock option nor stock options, then, notwithstanding any other provision of the Plan, the Board may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the even any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest largest whole number of shares.

11.	Restrictions on Issue of Shares.

Notwithstanding the provisions of Section 7, the company may delay the issuance of Shares covered by the exercise of any option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

(i) The Shares with respect to which an option has been exercised are at the time of the issuance of such Shares effectively registered under applicable Federal and state securities acts now in force or hereafter amended; or

(ii) Counsel for the company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable Federal and state securities acts now enforce or hereafter amended.

It is intended that all exercises of options shall be effective. Accordingly, the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of Shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

12.	Purchase for Investment; Rights of Holder and Subsequent Registration.

Unless the Shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any Shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the company may reasonably rely, that he or she is acquiring the Shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if Shares are issued without such registration a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any Shares with respect to which an option shall have been exercised, or to qualify any such Shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company shall take such action at its own expense and may require from each optionee such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which it was made.

13.	Modification of Outstanding Options.

The Board may authorize the amendment of any outstanding option with consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

14.	Approval of Stockholders.

The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders’ meeting, or by written consent of all of the stockholders, within twelve (12)

months after the adoption of the Plan by the Board and shall take effect immediately as of its date of adoption upon such approval. The Board may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

15.	Reservation of Stock

From and after the date of stockholder approval in accordance with Section 14 hereof, the Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

16.	Termination and Amendment of Plan.

Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly approved by the stockholders. The Board may terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 16 the Board may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 14, increase the maximum number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any optionee. Notwithstanding the foregoing sentence, the provisions of the Plan, which by the terms qualify the Plan under Rule 16b-3 of the Securities Exchange Act of 1934, may not be amended, whether the Board acting singly or with shareholder approval, more than once in any period of six continuous months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, or the regulations promulgated thereunder. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under any option previously granted.

17.	Limitation of Rights in the Options Shares.

An optionee shall not be deemed for any purpose to be a stockholder of the company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the optionee; provided that an optionee shall be deemed to be a share holder as of the date the Company receives notice of the exercise of an option in accordance with the terms hereof and the applicable Agreement if (i) during the period from the next business day following such receipt until the date certificates for the applicable shares are duly issued and delivered to the optionee a record date is declared for the purpose of determining those stockholders of the Company entitled to vote at an annual or special meeting of the stockholders or entitled to receive any dividend or other distribution on, or participate in any redemption of, the Common Stock (or such other securities of the Company for which the option may be exercised at the time), (ii) the Company is no permitted, under the terms of Section 11 hereof, to delay the issuance of such Shares or delivery of such certificates and (iii) the exercise of the option is not prohibited under the terms hereof.

18.	Withholding

The Company’s obligation to deliver shares upon the exercise of the non-qualified options granted under the Plan shall be subject to the optionee’s satisfaction of all applicable Federal, state and local income and employment tax withholding requirements, if any. The Company and optionee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements, or the Company may require payment to the Company, by bank or certified check of the amount of tax required to be withheld as a condition of exercise of the option.

19.	Notices.

Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Chief Executive Officer, and, if to an optionee, to the address as appearing on the records of the Company.

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